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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82369) of S1 Corporation of our report dated June 6, 2003 relating to the statement of net assets available for benefits at December 31, 2002 of the S1 Corporation 401(k) Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Atlanta, GA
June 28, 2004